10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.


Fund
Balanced
Security
"Avis Budget Car Rental, LLC."
Advisor
EIMCO
Transaction
Date
4/12/2006
Cost
"$75,000"
Offering Purchase
0.02%
Broker
JP Morgan
Underwriting
Syndicate
Members
JP Morgan

Fund
Balanced
Security
HCA Inc.  9.125%   11/15/14
Advisor
EIMCO
Transaction
Date
11/10/2006
Cost
"$150,000"
Offering Purchase
0.00%
Broker
Citigroup
Underwriting
Syndicate
Members
Banc of America
JP Morgan
Merrill Lynch & Co.
Wachovia Securities